UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

Hyperfine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39949	98-1569027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street Guilford, Connecticut	06437
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 796-6767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 15, 2025, Hyperfine, Inc. (the “Company”) issued a press release and updated its corporate presentation (the “Investor Presentation”), as described further below, each of which included information with respect to certain preliminary unaudited financial results of the Company. For the quarter ended September 30, 2025, the Company had estimated total revenue of approximately $3.4 million, and estimated cash and cash equivalents of approximately $21.6 million as of September 30, 2025.

The estimated total revenue for the quarter ended September 30, 2025 and the estimated cash and cash equivalents as of September 30, 2025 are preliminary and may change, and are based on information available to management as of the date of this Current Report on Form 8-K (the “Report”) and are subject to completion by management of the financial statements as of and for the quarter ended September 30, 2025. There can be no assurance that the Company’s total revenue for the quarter ended September 30, 2025 or the cash and cash equivalents as of September 30, 2025 will not differ from these estimates and any such changes could be material. The preliminary financial data included in this Report has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Complete quarterly results will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The information in this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosures.

On October 15, 2025, the Company issued a press release entitled “Hyperfine Reports Preliminary, Unaudited Results for Third Quarter 2025, Signaling Strong Business Momentum Following the Launch of the Next Generation Swoop® System”, a copy of which is attached and furnished hereto as Exhibit 99.1. In addition, on October 15, 2025, the Company updated its Investor Presentation, which management intends to use from time to time in general corporate communications, investor communications and conferences. A copy of the Investor Presentation is attached and furnished hereto as Exhibit 99.2 and is also available on the “Investor Relations” portion of the Company’s website. The Investor Presentation is current as of October 15, 2025, and the Company disclaims any obligation to update the Investor Presentation after such date.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

During the third quarter of 2025, the Company achieved several business highlights, including:

•	Successful commercial rollout of the next generation Swoop® system powered by Optive AITM software, with strong traction building

•	Converted entirety of the Company’s U.S. hospital pipeline to next generation Swoop® systems

•	Placed next generation Swoop® systems across all key hospital sites of care in the Company’s hospital pipeline, including Adult Critical Care, Pediatric Critical Care, and Emergency Department

•	Initiated full-scale commercial launch in office setting to unlock new revenue opportunity

•	Commenced commercial roll out of Optive AITM software to installed base of Swoop® scanners in the United States, Canada, Australia and New Zealand markets

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Hyperfine, Inc., dated October 15, 2025.

99.2	Investor Presentation of Hyperfine, Inc., dated October 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: October 15, 2025	/s/ Brett Hale
Brett Hale
Chief Administrative Officer, Chief Financial
Officer, Treasurer and Corporate Secretary